UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), February 3, 2005 (February 1, 2005)

Axtive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20995	13-3778895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 LBJ Freeway, Suite 275, Dallas, Texas	75244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 560-6328

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2005, Axtive Corporation (“Axtive” or the “Company”), Axtive Acquisition Corp., a newly formed wholly owned subsidiary of the Company (“Company Sub”), Datatek Group Corporation (“Datatek”), which is headquartered in Phoenix, Arizona, and Diversified Corporate Resources, Inc. (“DCRI”), the sole shareholder of Datatek, entered into an Asset Purchase Agreement for Company Sub to purchase substantially all the assets of Datatek. The consideration for the acquired assets will be $4.5 million in cash, 15,333,333 shares of the Company’s common stock, and the assumption of specified liabilities. The cash purchase price paid at closing may be increased by up to $0.5 million based on the amount of Datatek’s accounts receivable. For purposes of the acquisition, the shares of the Company’s common stock are valued at $4,600,000.

The acquisition is expected to close in February 2005 subject to receipt of required consents and other customary conditions to closing. In addition, the closing is subject to the following conditions: (1) the Company must obtain at least $6.0 million of financing on terms satisfactory to Axtive; (2) DCRI must redeem at least 150,000 shares of its preferred stock (of which 211,875 are currently outstanding) by exchanging shares of Axtive common stock to be received in the acquisition on terms satisfactory to DCRI; and (3) the parties must provide each other with satisfactory disclosure schedules. The Company cannot give any assurances that conditions to closing will be satisfied, including whether adequate financing can be obtained or can be obtained on terms satisfactory to the Company. The Company is currently in negotiations with several sources of equity and debt financing, but has yet to finalize the terms of the required financing.

One of the Company’s directors, Ron Beneke, and an affiliated principal stockholder of the Company, B/K Venture Capital, L.P., are affiliates of a principal holder of shares of DCRI’s preferred stock. As a result of this relationship, Ron Beneke did not participate in any of the deliberations or vote by the Company’s board of directors with respect to the acquisition.

The Company issued a press release on February 3, 2005 announcing that it had entered into the Asset Purchase Agreement. The full text of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Exhibits.

No.	Description
99.1	Company Press Release dated February 3, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXTIVE CORPORATION

Date: February 3, 2005	By:	/s/ GRAHAM C. BEACHUM III
Graham C. Beachum III
President and Chief Operating Officer

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EXHIBIT INDEX

No.	Description
99.1	Company Press Release dated February 3, 2005